As filed with the Securities and Exchange Commission on March 12, 2007
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERNAP NETWORK SERVICES CORPORATION
(Exact Name of Issuer as Specified in Its Charter)

Delaware	91-2145721
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification Number)

250 Williams Street
Atlanta, Georgia 30303
(Address of Principal Executive Offices)

_________________________________________

VitalStream Holdings, Inc. 2001 Stock Incentive Plan
(Third Amended and Restated)
(Full Title of the Plan)

________________________________________

David A. Buckel
Vice President and Chief Financial Officer
Internap Network Services Corporation
250 Williams Street
Atlanta, Georgia 30303
404-302-9700

(Name, Address and Telephone Number,
Including Area Code for Agent for Service)
Copy to: Grant W. Collingsworth Morris, Manning & Martin, LLP 3343 Peachtree Road, NE, Suite 1600 Atlanta, Georgia 30326 (404) 233-7000

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximun Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock, par valu $0.001 per share	1,494,472 shares	$17.47	$26,108,426	$802

(1)
This Registration Statement shall also cover any additional securities as may become issuable under the VitalStream Holdings, Inc. 2001 Stock Incentive Plan (Third Amended and Restated) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Internap Network Services Corporation's receipt of consideration that results in an increase in the number of outstanding shares of the Registrant's common stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sale prices of the Registrant's common stock as quoted on the NASDAQ Global Market on March 7, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. In accordance with the instructions of Part I of Form S-8, these documents will not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN
THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The following documents that Registrant has previously filed with the Commission are incorporated herein by reference:

(a)	Annual Report of Internap Network Services Corporation (“Internap” or the “Registrant”) on Form 10-K for the fiscal year ended December 31, 2006;

(b)	Current Reports of Internap on Form 8-K filed on January 24, 2007, February 6, 2007, February 13, 2007, February 16, 2007, February 26, 2007 and March 2, 2007;

(c)
All other reports filed pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by Internap's latest Annual Report referred to in (a) above; and

(d)	The description of Internap's common stock contained in a Registration Statement on Form 8-A filed with the Commission on February 9, 2004.

  In addition, all documents filed with the Commission by Internap pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the time of filing of such documents.

Any statement contained in the documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

General

Internap’s authorized capital stock consists of:

•	60,000,000 shares of common stock, par value $0.001 per share; and

•	200,000,000 shares of preferred stock, par value $0.001 per share, of which 3,500,000 shares have been designated as series A preferred stock.

As of December 31, 2006, there were 35,875,746 shares of common stock outstanding and no shares of series A preferred stock outstanding.

The following description is subject to Internap’s certificate of incorporation and bylaws, which are incorporated herein by reference, and to the provisions of applicable Delaware law.

Common Stock

Each share of common stock entitles the holder to one vote on all matters on which holders are permitted to vote. Holders of common stock are entitled to dividends if and when declared by the board of directors. In the event of a liquidation, dissolution or winding up, holders of common stock are entitled to share ratably with all other shares of capital stock entitled to participate in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock, including the preferences of the series A preferred stock described below. Holders of common stock have no preemptive, conversion, subscription or other such rights. There are no redemption or sinking fund provisions applicable to the common stock.

Additional Certificate of Incorporation and Bylaw Provisions

General

Internap’s certificate of incorporation and bylaws contain the following additional provisions, some of which are intended to enhance the likelihood of continuity and stability in the composition of the board of directors and in the policies formulated by the board of directors. In addition, some provisions of the Delaware General Corporation Law, or DGCL, to the extent applicable, may hinder or delay an attempted takeover without prior approval of the board of directors. These provisions could discourage attempts to acquire Internap or remove incumbent management even if some or a majority of the stockholders believe this action is in their best interest. These provisions could, therefore, prevent stockholders from receiving a premium over the market price for the shares of common stock they hold.

Board of Directors

Internap’s certificate of incorporation provides that the board of directors will consist of no more than nine members. Internap’s bylaws provide that the stockholders or board of directors may fix the number of directors who shall constitute the full board of directors, but the full board of directors shall consist of not less than five and no more than nine directors. The board of directors currently consists of eight members. Holders of series A preferred stock are entitled to elect two directors to the board of directors as long as shares of series A preferred stock that could be converted into at least 5,000,000 share of common stock remain outstanding. The certificate of incorporation provides for a classified board consisting of three classes of directors with staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors.

Filling of Board Vacancies; Removal

Subject to the rights of any series of preferred stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office even though less than a quorum. Each director will hold office until his or her successor is elected and qualified, or until the director’s earlier death, resignation, retirement or removal from office. Any director may resign at any time upon written notice to us. Neither the board of directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by holders of a majority of voting power entitled to vote at an election of directors.

Stockholder Action

No action may be taken by the common stockholders except at an annual or special meeting of stockholders. No action may be taken by the common stockholders by written consent. Holders of series A preferred stock may act by written consent.

Stockholders must give advance notice to us of any matter to be brought before a meeting of stockholders.

Call of Special Meetings

Internap’s bylaws provide that special meetings of the stockholders may be called by either its Chairman, its President or any director.

Delaware “Business Combination” Statute

Internap is subject to the provisions of section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with (1) a stockholder who owns 15% or more of the outstanding voting stock, otherwise known as an “interested stockholder”; (2) an affiliate of an interested stockholder; or (3) an associate of an interested stockholder, for three years following the date that the stockholder became an “interested stockholder.” A “business combination” includes a merger or sale of 10% or more of the assets. However, the above provisions of section 203 do not apply if (a) the board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of that transaction; (b) after the completion of the transaction that resulted in the stockholder becoming an “interested stockholder,” that stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding shares owned by the officers and directors; or (c) on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at a meeting of the stockholders by a vote of at least two-thirds of the outstanding voting stock not owned by the “interested stockholder.” This statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire Internap.

Amendments to Internap’s Certificate of Incorporation and Bylaws

Upon the affirmative vote of the holders of at least 50% of the voting power of all then-outstanding shares of the voting stock entitled to vote thereon, Internap may amend, alter, change or repeal any provision of its certificate of incorporation, except in certain circumstances regarding amendments to articles relating to the terms of office of the board of directors, removal of directors, bylaw amendments, the prohibition on action taken by written consent of the common stockholders, director indemnification and certificate of incorporation amendments. In the above circumstances, the certificate of incorporation requires the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class. In addition, so long as shares of series A preferred stock convertible into at least 5,000,000 shares of common stock remain outstanding, the vote of more than 50% of the series A preferred stock, voting as a separate class, is required for certain actions, including any amendment, alteration or repeal of any provision of the certificate of incorporation that affects adversely the voting powers, preferences or other special rights or privileges of the series A preferred stock.

Internap’s bylaws may be altered or amended or new bylaws adopted by the affirmative vote of at least 66 2/3% of the voting power of all of the then-outstanding shares of voting stock entitled to vote. The board of directors also has the power to adopt, amend or repeal the bylaws. In addition, so long as shares of series A preferred stock convertible into at least 5,000,000 shares of common stock remain outstanding, the vote of more than 50% of the series A preferred stock, voting as a separate class, is required for certain actions, including any amendment, alteration or repeal of any provision of the bylaws that affects adversely the voting powers, preferences or other special privileges of the series A preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar with respect to the common stock is American Stock Transfer & Trust Company.

Listing

Internap’s common stock is listed on the NASDAQ Global Market under the symbol “INAP.”

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the DGCL, Article VII, Part A of Internap’s Restated Certificate of Incorporation, Article XI of Internap’s Amended and Restated Bylaws, and indemnification agreements entered into by Internap with each of its directors and certain officers provide for the indemnification of officers, directors, employees and agents under certain circumstances.

 Set forth below is Article VII of Internap’s Restated Certificate of Incorporation:

 “A.  The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

 B. Any repeal or modification of this Article VII shall be prospective and shall not affect the rights under this Article VII in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.”

 Set forth below is Article XI of Internap’s Amended and Restated Bylaws:

“ARTICLE XI

Indemnification

 Section 43. Indemnification Of Directors, Executive Officers, Other Officers, Employees And Other Agents.

 (a) Directors and Officers.  The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

 (b) Employees and Other Agents.  The corporation shall have power to indemnify its employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person or other persons as the Board of Directors shall determine.

 (c) Expenses.  The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the corporation, or is or was serving at the request of the corporation as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this Section 43 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 43, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d) Enforcement.  Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or officer. Any right to indemnification or advances granted by this Section 43 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the corporation.

(e) Non-Exclusivity of Rights.  The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Delaware General Corporation Law, or by any other applicable law.

(f) Survival of Rights.  The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance.  To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 43.

(h) Amendments.  Any repeal or modification of this Section 43 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i) Saving Clause.  If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section 43 that shall not have been invalidated, or by any other applicable law. If this Section 43 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under any other applicable law.

(j) Certain Definitions.  For the purposes of this Bylaw, the following definitions shall apply:

(1) The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2) The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3) The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 43 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4) References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(5) References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 43.”

In addition, each officer and director of Internap is a party to a written agreement which states that Internap agrees to hold such person harmless and indemnify such person against any and all judgments, fines, settlements and expenses related to claims against such person by reason of the fact that the person is or was a director, officer, employee or other agent of Internap, and otherwise to the fullest extent authorized or permitted by Internap’s bylaws and under the non-exclusivity provisions of the Delaware General Corporation Law.

Internap has also purchased liability insurance policies covering certain directors and officers of Internap.

Item 7.	Exemption From Registration Statement

Not applicable.

Item 8.	Exhibits

The following exhibits are filed as part of this Registration Statement:

4.1
Certificate of Incorporation of Registrant, as amended (incorporated by reference herein from Exhibit 4.1 to Registrant's Registration Statement on Form S-3, filed September 8, 2003, File No. 333-108573).

4.2	Certificate of Amendment to Certificate of Incorporation of Registrant (incorporated by reference herein from Exhibit 3.1 to Registrant's Current Report on Form 8-K filed July 11, 2006).

4.3	Amended and Restated Bylaws of Registrant (incorporated by reference herein to Exhibit 4.2 to Registrant's Registration Statement on Form S-3 filed September 8, 2003, File No. 333-108573).

4.4	VitalStream Holdings, Inc. 2001 Stock Incentive Plan (Third Amended and Restated).

5.1	Opinion of Morris, Manning & Martin, LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereof).

Item 9.	Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “ Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 12th day of March, 2007.

INTERNAP NETWORK SERVICES CORPORATION By: /s/ David Buckel David A. Buckel Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Buckel and Andrew Albrecht, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

/s/ James P. DeBlasio James P. DeBlasio	President and Chief Executive Officer (Principal Executive Officer)	March 12, 2007
/s/ Eugene Eidenberg Eugene Eidenberg	Non-Executive Chairman	March 12, 2007
/s/ David A. Buckel David A. Buckel	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 12, 2007
/s/ Charles B. Coe Charles B. Coe	Director	March 12, 2007
/s/ James P. DeBlasio James P. DeBlasio	Director	March 12, 2007

/s/ William J. Harding William J. Harding	Director	March 12, 2007
/s/ Fredric W. Harman Fredric W. Harman	Director	March 12, 2007
/s/ Kevin L. Ober Kevin L. Ober	Director	March 12, 2007
/s/ Patricia L. Higgins Patricia L. Higgins	Director	March 12, 2007
/s/ Daniel C. Stanzione Daniel C. Stanzione	Director	March 12, 2007

EXHIBIT INDEX
Exhibit

4.1	Certificate of Incorporation of Registrant (incorporated by reference from Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (Registration No. 333-108573)).

4.2	Certificate of Amendment to Certificate of Incorporation of Registrant (incorporated by reference herein from Exhibit 3.1 to Registrant's Current Report on Form 8-K filed July 11, 2006).

4.3	Amended and Restated Bylaws of Registrant (incorporated by reference from Exhibit 4.2 to Registrant's Registration Statement on Form S-3 (Registration No. 333-108573)).

4.4	VitalStream Holdings, Inc. 2001 Stock Incentive Plan (Third Amended and Restated).

5.1	Opinion of Morris, Manning & Martin, LLP.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Morris, Manning & Martin, LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page hereof).